UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           BRANSON JEWELRY (USA), INC.
                 (Name of small business issuer in its charter)

            Nevada                         5944                  91-2127391
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)         Code Number)          Identification No.)

                              1122 6TH Avenue North
                         Seattle, Washington, USA, 98109
                                 (310) 795-7384
          (Address and telephone number of principal executive offices)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                      Newport Beach, California, 92660-9010
            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of this Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of each class     Amount to be          Proposed maximum     Proposed maximum      Amount of
of securities to be     registered            offering price per   aggregate offering    registration fee
registered                                    share (1)            price

Common Stock, no par    11,387,500            $ 0.05               $569,375              $ 209.53
value

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

                                   PROSPECTUS

                           BRANSON JEWELRY (USA), INC.
                              A NEVADA CORPORATION

                  11,387,500 Shares of Common Stock of Branson
                               Jewelry (USA), Inc.



The information in this prospectus is not complete and may be changed. These shares cannot be offered or sold, until the registration statement filed with the Securities and Exchange Commission is declared effective by the Securities and Exchange Commission. Common shares will be offered and sold as soon as the registration statement is declared effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION, DATED October 30, 2002



This prospectus relates to 11,387,500 common shares of Branson Jewelry (USA) Inc., a Nevada corporation, which may be resold from time to time by certain of our selling stockholders. Our common stock is not currently listed on any national exchange or electronic quotation system. In connection with any sales, any broker or dealer participating in such sales may be deemed to be an underwriter within the meaning of the Securities Act of 1933.


(begin boldface)
An Investment in the securities offered hereby involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

        Investing in the Common Shares Involves Risks, See "Risk Factors"
                              Beginning on page 2.
(end boldface)


Neither the Securities and Exchange Commission nor any state Securities Commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. Our selling stockholders may not offer or sell their shares of our common stock until the registrations statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


With the exception of our President, Mr. Raymond Denman, the selling stockholders will offer shares at the designated price until their shares are quoted on the Over-The-Counter (OTC) Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The offering price of the shares offered herein will be $0.05 per share. Mr. Demman will offer his shares at $0.05 per share prior to and after the shares are quoted on the OTC Bulletin Board until such time as the Company files a post effective amendment to this prospectus amending the cover page to reflect a change in the price at which Mr. Demman may sell his common stock.

                      Estimated         Underwriting discounts     Proceeds to
                  Maximum Offering          and commissions            Issuer
                    Price to Public
                  -----------------     ----------------------     -----------
Per Share         $0.05                        $0.00                  $0.00
Total Maximum     $569,375                     $0.00                  $0.00



                 The date of this prospectus is October 30, 2002

                           BRANSON JEWELRY (USA), INC.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY.........................................................1

THE COMPANY................................................................1

THE OFFERING...............................................................1

SELECTED FINANCIAL INFORMATION.............................................2

RISK FACTORS...............................................................2

     Risks Related to the Business.........................................2
     Risks Related to the Industry.........................................7
     Risks Related to the Securities Markets..............................10

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS........................11

USE OF PROCEEDS...........................................................12

DETERMINATION OF OFFERING PRICE...........................................12

DILUTION..................................................................12

DIVIDEND POLICY...........................................................12

SELLING STOCKHOLDERS......................................................13

PLAN OF DISTRIBUTION......................................................14

LEGAL PROCEEDINGS.........................................................15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..............15

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT..................17

DESCRIPTION OF SECURITIES.................................................17

EXPERTS...................................................................19

LIMITATION OF LIABILITY AND INDEMNIFICATION...............................19

DESCRIPTION OF BUSINESS...................................................20

     History and Background...............................................20
     Business and Marketing Strategies....................................21
     Products and Services Offered........................................22
     Marketing and Promotion Strategy.....................................22

     Fulfillment Operations...............................................23
     Industry Overview....................................................24
     Competition..........................................................24
     Regulatory Background................................................25

MANAGEMENT DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.............................27

     Overview.............................................................27
     Result of Operations.................................................28
     Plan of Operations...................................................28
     Liquidity and Capital Resources......................................29
     Description of Property..............................................30
     Certain Relationships and Related Transactions.......................30
     Executive Compensation...............................................31
     Additional Information...............................................31
     Transfer Agent and Registrar.........................................32
     Representations......................................................32

FINANCIAL STATEMENTS......................................................33

INDEPENDENT AUDITORS' REPORT..............................................35


PART II...................................................................45

INDEMNIFICATION OF OFFICERS AND DIRECTORS.................................45

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...............................45

RECENT SALES OF UNREGISTERED SECURITIES...................................45

EXHIBITS..................................................................47

     A.     EXHIBITS......................................................47
     B.     FINANCIAL STATEMENT SCHEDULES.................................47

UNDERTAKINGS..............................................................48

POWER OF ATTORNEY.........................................................48

SIGNATURES................................................................49

PROSPECTUS SUMMARY
------------------

The following information is qualified in its entirety by the more detailed information and financial projections appearing in this prospectus or incorporated by reference herein. You should review carefully the entire
                                      ------------------------------------------
contents of this prospectus and the financial projections delivered herewith and
--------------------------------------------------------------------------------
consult legal and other professional  advisors having relative  expertise.  Care
--------------------------------------------------------------------------
should be taken to read each term in the context of the particular provisions of this prospectus in which such term appears.

(begin boldface)
Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements. Persons participating in the Offering should carefully consider the factors set forth herein under the caption "Risk Factors".
(end boldface)

THE COMPANY
-----------

Branson Jewelry (USA) Inc. was incorporated in January 2001 under the laws of the State of Nevada. Our United States offices are located at 1126 6th Avenue North, Seattle, Washington, 98109, ph: (310) 795-7384. On or about May 1, 2001, we purchased a website from Denmans Jewelry (USA) Inc., a Nevada corporation, which developed the website over the last two years. The website was designed to function as a jewelry and jewelry related products retail platform and the website was awarded a Forbes Magazine "Best of the Web" designation in the fall of 2000. We have reworked the website such that is meets our needs and conforms to the new name under which we intend to operate - www.bransonsjewelry.com.
                                                   -----------------------

We currently employ 1 full-time person. This individual is involved in our daily activities.

We have received a going concern opinion from our auditors because we have not generated revenues, have not yet commenced operations and our deficit is $56,412 as of March 31, 2002. Our auditors have substantial doubt about our ability to continue as a going concern.

THE OFFERING
------------

This prospectus relates to 11,387,500 shares of our common stock to be sold by selling stockholders identified in this prospectus. (the "Shares")

SELECTED FINANCIAL INFORMATION
------------------------------

The following table presents summary historical consolidated financial information for the first fiscal year ended March 31, 2002 and certain balance sheet information. The financial information disclosed is for the period of January 16, 2001 to March 31, 2002. The Selected Financial Information should be read in conjunction with the Consolidated Financial Statements and the Notes thereto appearing in this prospectus.

                       Summary of Statement of Operations
                  --------------------------------------------

                                 January 16, 2001 - March 31, 2001     March 31, 2002

Net Sales                                          -                         -
Net (Loss)                                       (1,000)                  (55,412)


Net (Loss) per share - Basic                       -                        (0.02)
Number of Shares Outstanding                       -                   11,387,500

                      Summary of Consolidated Balance Sheet
                 -----------------------------------------------

Current Assets (Cash)                              -                        7,645
Current Liabilities                               1,000                    48,057
Total Assets                                       -                       17,645
(Deficit)                                          -                      (56,412)
Stockholder's Deficiency                                                  (30,412)


RISK FACTORS
------------

Any investment in the common stock involves a high degree of risk. Prospective investors should carefully consider the following information about these risks, together with the other information contained in this prospectus, before they decide whether to buy any Shares. If any of the following risks occur, the business, and the results of operations and financial condition would likely suffer. In any such case, the market price of the common stock could decline, and investors might lose all or part of the money they paid to buy the common stock.

The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties, including those not presently known to us or that we presently deem immaterial, may also result in decreased revenue, increased expenses or other events that could result in a decline in the price of the common stock.

Risks Related to The Business.
------------------------------


Because  we are a start  up  company  with a  limited  operating  history  in an
--------------------------------------------------------------------------------
uncertain market, we cannot guarantee our profitability. We were recently formed
--------------------------------------------------------
and have little operating history. Since incorporation, we have expended resources only on infrastructure, acquiring a functioning website, reworking the website to conform to our intentions, hiring of personnel and startup costs. As a result, losses were incurred since incorporation and we expect to experience operating losses and negative cash flow for the near future. We anticipate losses will continue to increase from current levels because we expect to incur additional costs and expenses related to: brand development, marketing and other promotional activities; the addition of customer service personnel; the continued development of www.bransonsjewelry.com and the expansion of service
                           -----------------------
offerings and website content.


While these risks can affect any business, they are particularly relevant to Internet companies trying to establish a reputation and large customer base and whose customers are just recently dealing with electronic commerce. We may not be successful in addressing these risks, which may have a substantial adverse affect upon our business, revenues, operating results and financial condition. Our limited operating history and the uncertain nature of the markets addressed by us make it difficult or impossible to predict future results of our operations. We may not establish a clientele that will make us profitable, which might result in the loss of some or all of your investment in our common stock.


Because we are a startup  Company,  we may never be Profitable.  Our business is
---------------------------------------------------------------
speculative and dependent on consumer acceptance of purchasing jewelry over the Internet and the effectiveness of our marketing program. Our only asset at this time is the website. We may never be successful or profitable. We may never earn significant revenue. Investors may lose their entire investments.


We may be unable to meet future capital requirements.  Since inception,  we have
-----------------------------------------------------
experienced negative cash flow from operations and expect to experience significant negative cash flow from operations for the foreseeable future. We expect to require working capital to fund our operations. We cannot be certain that additional financing will be available on favorable terms when required, or at all. If we are unable to raise sufficient capital, or are unable to repay the debt, then we may cease operations, become insolvent, declare bankruptcy or be otherwise wound up, all of which may result in the loss of all or substantially all of the investment capital of the shareholders. If we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of the Common Stock and those stockholders may experience additional dilution.

We may fail to adequately manage growth. The significant growth and expansion of
----------------------------------------
our business coupled with the rapid evolution of the markets, have placed, and are expected to continue to place, a significant strain on our management and operational resources and to increase demands on our internal systems, procedures and controls. Our future operating results will depend on our ability to develop and manage further growth, hire and retain significant numbers of qualified employees, accurately forecast revenue and control expenses. A decline in the growth rate of revenue without a corresponding and timely slowdown in expense growth or our inability to manage future growth efficiently may deplete our resources and our shareholders may lose all or substantially all of their invested capital.


If we fail to respond adequately to change, our clients may use our competitor's
--------------------------------------------------------------------------------
products and services.  Our success will significantly  depend on our ability to
----------------------
design, develop, test and support, on a timely basis, new products and enhancements that meet changing customer needs and respond to technological changes and evolving industry standards. The markets for these technologies for the Internet are characterized by rapid and significant technological changes in the computer, software and telecommunications industries, as well as rapid changes in consumer preferences. Also, we may experience difficulties that may delay or prevent the successful development, introduction and marketing of new products and enhancements. New products and enhancements may not be introduced in a timely fashion and may not adequately meet the requirements of the marketplace or achieve market acceptance. If we experience material delays in introducing new services, products and enhancements, customers may forego the use of our services and use those of competitors.


We may be  unsuccessful  in competing for consumer  spending.  There are several
-------------------------------------------------------------
other retailers of jewelry and jewelry related products currently accessible through computer networks all competing for consumers' monthly jewelry related dollars. We also compete with many other traditional, store-based retailers of jewelry. We can neither predict how these competing industries may grow nor to what extent such growth may decrease revenue. We believe that the principal competitive factors in the online jewelry market are brand recognition, selection, variety of value-added services, ease of use, site content, quality of service, technical expertise, product exclusives and price. Many of our potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than us. We are aware that certain competitors have and may continue to adopt aggressive pricing or inventory availability policies and devote substantially more resources to Website and systems development than us. Increased competition may result in reduced operating margins and loss of market share.

We may not achieve sufficient brand recognition. We believe that we must achieve
------------------------------------------------
some sales and market share to become profitable. Accordingly, we intend to spend significant amounts on an aggressive brand-enhancement strategy, which includes advertising, promotional programs and public relations activities. Our brand promotion efforts may not be successful or may not sufficiently increase its revenue to cover its advertising and promotional expenses.


Our advertising and sponsorship  activities may be ineffective  such that we are
--------------------------------------------------------------------------------
unable to attract  customers to our website.  We believe that success depends on
--------------------------------------------
increased use of the Internet as an advertising medium. We expect that we will derive a substantial amount of our revenue from advertising and sponsorships. The Internet advertising market is new and rapidly evolving such that we are unable to predict its effectiveness as compared to traditional media advertising. As a result, demand and market acceptance for Internet advertising solutions are uncertain. The adoption of Internet advertising, particularly by those entities that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and advertising products and services. The market for Internet advertising may not continue to emerge or become sustainable. If the market for Internet advertising fails to develop or develops more slowly than expected, then our ability to generate revenue would be materially adversely affected.

Because e-commerce transactions are subject to security risks it may inhibit the
--------------------------------------------------------------------------------
growth of the  industry and the  acceptance  of our  products  and  services.  A
-----------------------------------------------------------------------------
substantial portion of our revenue from jewelry sales is intended to be derived from credit card transactions. Furthermore, our business model relies substantially on credit card transactions for its viability. Therefore, consumer concerns regarding the security of transactions conducted on the Internet and users' privacy may inhibit the growth of use of our websites. To transmit confidential information securely, such as customer credit card numbers, we rely on encryption and authentication technology that is licensed from third parties. We cannot predict whether it will experience compromises or breaches of the technologies it uses to protect customer transaction data. Furthermore, our servers may be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions. We may need to expend significant additional capital and other resources to protect against security breaches or alleviate problems caused by any such breaches. Notwithstanding, such breaches may occur. Any penetration of our network security or misappropriation of users' personal or credit card information may subject us to liability. We may be liable for claims based on unauthorized purchases with credit card information, impersonation or other similar fraud claims. Claims also may be based on other misuse of personal information, including use for unauthorized marketing purposes. These claims may result in costly litigation. In such event, we may not have adequate resources and our shareholders may lose all or substantially all of their invested capital.


Under current credit card practices, merchants are liable for fraudulent credit card transactions where, as is the case with the transactions processed by us, the merchant does not obtain a cardholder's signature. A failure to adequately control fraudulent credit card transactions may result in increased operating costs, as well as claims, litigation and other potential liability.


Because  we  rely  on  third  parties  for  the  success  of our  business,  any
--------------------------------------------------------------------------------
interruption  in our  relationships  with  these  third  parties  may damage our
--------------------------------------------------------------------------------
ability  to  continue  operations.  We  believe  that  our  ability  to  attract
----------------------------------
customers, facilitate broad market acceptance of our products and enhance sales and marketing capabilities depends on our ability to develop and maintain strategic relationships with search engines, portals, distributors, suppliers, manufacturers, designers and wholesalers. If we are unable to develop or maintain these key relationships, we may not be able to attract and retain customers to our website and we may not be able to supply product requested by customers. In either of these situations, our revenues will be negatively affected, our ability to continue will be reduced, if not eliminated, and investors may lose some or all of their investment.

Because  we  depend  on  third  party  suppliers,   any  interruption  in  these
--------------------------------------------------------------------------------
relationships  may damage our  ability to continue  operations.  We intend to be
---------------------------------------------------------------
dependant on a limited number of third-party suppliers for the products we will require to meet consumer demands, and if we fail to develop or maintain relationships with these or other vendors, the products required may cease to be available or may be available only at higher cost or after a long delay. We do not intend to have long-term contracts with any suppliers. We may not be able to procure sufficient quantities of our products on acceptable commercial terms in the future. Any failures in this area may adversely affect our ability to obtain supplies of product which may cause our ability to produce revenues to decrease or cease. This may cause our investors to lose some or all of their investment.

Because we depend on third party shippers, any interruption in their business or
--------------------------------------------------------------------------------
in our relationship with them may damage our ability to continue operations.  We
----------------------------------------------------------------------------
intend to rely on third-party carriers, such as the United States Postal Service, UPS and Federal Express, for product shipments, including shipments to and from suppliers. We are, therefore, subject to the risks, including employee strikes and delays due to inclement weather, associated with these carriers' ability to provide delivery services to meet its shipping needs. Any failures in the delivery of product may result in customer dissatisfaction and loss of revenues, and potentially may damage our ability to operate.

Because we depend on a small group of  qualified  people,  if we cannot hire and
--------------------------------------------------------------------------------
retain  qualified  personnel,  we might be forced to discontinue our operations.
--------------------------------------------------------------------------------
Our success is substantially dependent on the performance of our executive officers and key employees, with whom, we have no employment contracts. Given our early stage of development in e-commerce we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to attract, retain and motivate qualified personnel for such purposes, an inability to do so may force us to discontinue our operations or may hinder our ability to market, sell, and enhance products, thereby causing our shareholder to lose some or all of their investment.

Because our Officers, directors and principal shareholders control a majority of
--------------------------------------------------------------------------------
our common stock,  the ability of minority  shareholders to impact  decisions of
--------------------------------------------------------------------------------
the  Company  is  eliminated.   Our  officers  and   directors,   in  aggregate,
-----------------------------
beneficially own a majority of our outstanding common shares. As a result, they have the ability to control matters affecting minority shareholders, including the election of our directors, the acquisition or disposition of our assets, and the future issuance of our shares. Because our officers and directors control us, investors will not be able to replace our management if they disagree with the way our business is being run. Because control by these insiders could result in management making decisions that are in the best interests of those insiders and not in the best interest of the investors, you may lose some or all of the value of your investment in our common stock.

We  intend  to rely on  trademark  and  copyright  protection,  which may not be
--------------------------------------------------------------------------------
adequate protection.  We intend to take steps to protect our proprietary rights,
--------------------
which steps may be inadequate. We regard copyrights, service marks, trade-marks, trade secrets and similar intellectual property as critical to our success. We intend to rely heavily on trademark and copyright law, trade secret protection and confidentiality or license agreements with employees, customers, partners, licensees and others to protect proprietary rights. Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which we intend to provide services. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. Therefore, we may be unable to prevent third parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of intended trade marks and other proprietary rights. If, due to the above, another entity was able to operate under our name or a similar name, business may be diverted to that entity from our website which may cause our revenues and profit to decrease accordingly.

Because we use intellectual property, claims may be asserted against the company
--------------------------------------------------------------------------------
for  infringing   intellectual   property  rights.   Other  parties  may  assert
--------------------------------------------------
infringement or unfair competition claims againsts us. We cannot predict whether those parties will do so, or whether any future assertions or prosecutions will harm our business. If we are forced to defend against any infringement claims, whether they are with or without merit or are determined in our favor, then we may face costly litigation, diversion of technical and management personnel, or product shipment delays. Further, the outcome of a dispute may be that we would need to develop non-infringing technology or enter into royalty or licensing agreements. Royalty or licensing agreements, if required, may be unavailable on terms acceptable to us, or at all, in which case, we may be forced to discontinue our operations.

Because our current or proposed insurance  coverage may not be adequate,  we may
--------------------------------------------------------------------------------
incur Uninsured  Losses.  There is no assurance that we will not incur uninsured
------------------------
liabilities and losses as a result of the conduct of our business. We intend to maintain comprehensive liability and property insurance at customary levels. We intend to evaluate the availability and cost of business interruption insurance. However, should uninsured losses occur, our shareholders could lose their invested capital.

Risks Related to The Industry
-----------------------------


Because  most  Jewelry  purchases  are  discretionary  in nature,  a downturn in
--------------------------------------------------------------------------------
General  Economic  Conditions  may  cause  our  revenues  to  decrease.  Jewelry
-----------------------------------------------------------------------
purchases are discretionary for consumers and may be particularly affected by adverse trends in the general economy. The success of our operations depends to a significant extent upon a number of factors relating to discretionary consumer spending, including economic conditions that affect disposable consumer income such as: employment; wages and salaries; business conditions; interest rates; availability of credit; and taxation for the economy as a whole and in regional and local markets where we operate. There can be no assurance that consumer spending will not be adversely affected by general economic conditions and negatively impact our results of operations or financial conditions. Any significant deterioration in general economic conditions or increases in interest rates may inhibit consumers' use of credit and cause a material adverse affect on our net sales and profitability. Furthermore, any downturn in general or local economic conditions in the markets in which we operate could materially adversely affect our collection of outstanding customer accounts receivables.

Because the Internet  Jewelry retail industry is relatively new, our business is
--------------------------------------------------------------------------------
dependent upon the continued  acceptance of the e-commerce  jewelry  industry by
--------------------------------------------------------------------------------
the public. The online market for jewelry and jewelry related products is in its
-----------
infancy. The market is significantly less developed than the online market for books, auctions, music, software and numerous other consumer products. Even if use of the Internet and electronic commerce continues to increase, the rate of growth, if any, of the online market for jewelry products may be significantly less than the online market for other products. Our rate of revenue growth may therefore be significantly less than other online merchants. As such, we may not be able to generate profits at anticipated levels or at all.

Our business is dependent on the continued and increasing  acceptance of the use
--------------------------------------------------------------------------------
of the Internet to make Jewelry purchases.  Future revenue substantially depends
------------------------------------------
upon the increased acceptance and use of the Internet and other online services as a medium of commerce. Rapid growth in the use of the Internet and other online services is a recent phenomenon. As a result, acceptance and use may not continue to develop at historical rates and a sufficiently broad base of customers may not adopt or continue to use, the Internet and other online services as a medium of commerce and entertainment. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products.


The use of the Internet for commercial transactions is at an early stage of development and is rapidly growing. As is typical for new and rapidly evolving industries, demand and market acceptance for recently introduced services and products are subject to a high level of uncertainty. Global commerce and the online exchange of information on the Internet and other similar open wide area networks are new and evolving and the Internet may not prove to be a viable commercial marketplace because of inadequate development of the necessary infrastructure, failure to develop enabling technology or complementary services and products and adopt protocols and standards on a timely basis, inadequate commercial support or concerns over fraud and privacy and confidentiality issues.

In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. If the Internet continues to experience significant expansion in the number of users, frequency of use or bandwidth requirements, the infrastructure for the Internet may be unable to support the demands placed upon it. In addition, the Internet may lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in, or insufficient availability of, telecommunications services to support the Internet also may result in slower response times and adversely affect usage of the Internet generally.

Our business, financial condition and results of operations would be seriously harmed if use of the Internet and other online services does not continue to increase or increases more slowly than expected; the infrastructure for the Internet and other online services does not effectively support expansion that may occur; the Internet and other online services do not become a viable commercial marketplace; or traffic to the websites decreases or fails to increase as expected or if we spend more than was expected to attract visitors to our website.

The success of our electronic commerce services will depend in large part on the widespread adoption of the Internet for commercial transactions. The development of the Internet for commercial transactions will also depend on acceptance of certain technology, including electronic commerce by credit card processors and financial institutions.


Because we may not be able to  maintain  or obtain  present  and  future  domain
--------------------------------------------------------------------------------
names,  we may not be able to prevent  third parties from  benefitting  from our
--------------------------------------------------------------------------------
domain names.  We may be unable to acquire or maintain Web domain names relating
-------------
to our trade names in the jurisdictions in which we may conduct business. As a result, we may be unable to prevent third parties from acquiring and using domain names relating to our trade names, which may damage our trade name and reputation and take customers away from our website. We hold the domain name www.bransonsjewelry.com through which we intend to operate. We may seek to
-----------------------
acquire additional domain names in the future.

Because laws may change in the future to protect the public's privacy, there may
--------------------------------------------------------------------------------
be a  requirement  to  change  the  manner  in  which we do  business.  Websites
----------------------------------------------------------------------
typically place "cookies" on a user's hard drive without the user's knowledge or consent, which cookies are small electronic files which enable the website to track that user's subsequent presence on the website. Although some companies refuse to use cookies, we use them for a variety of reasons, including the collection of data derived from the user's Internet activity. We use this data to better target sales and marketing efforts to our current and prospective customer base. Accordingly, any reduction or limitation in the use of cookies may limit the effectiveness of our sales and marketing efforts. Most currently available Web browsers allow users to remove cookies at any time or to prevent cookies from being stored on their hard drives. In addition, some commentators, privacy advocates and governmental bodies have suggested limiting or eliminating the use of cookies. For example, the European Union recently adopted a directive addressing data privacy that may limit the collection and use of certain information regarding Internet users. This directive may limit our ability to target advertising or collect and use information in certain European countries. In addition, the Federal Trade Commission and several states have investigated the use by certain Internet companies of personal information. We may incur significant additional expenses if new regulations regarding the use of personal information are introduced or if our privacy practices are investigated.

Because laws may change in the future  regarding the  regulation of the Internet
--------------------------------------------------------------------------------
and data  transmission,  we may be  required  to change  the  manner in which we
--------------------------------------------------------------------------------
conduct business.  Laws and regulations directly applicable to communications or
-----------------
commerce over the Internet are becoming more prevalent. The most recent session of the U.S. Congress resulted in Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union recently enacted its own privacy regulations. In particular, many government agencies and consumers are focused on the privacy and security of medical and pharmaceutical records. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing privacy, libel and taxation apply to Internet stores such as ours. The rapid growth and development of the market for online commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, that may impose additional burdens on companies conducting business online.


In order to comply with new or existing laws regulating online commerce, we may need to modify the manner in which we propose to do business, which may result in additional expenses. We may need to hire additional personnel to monitor compliance with applicable laws. We may also need to modify our software to further protect our customers' personal information.


Because we are subject to several Regulations,  if we fail to operate within the
--------------------------------------------------------------------------------
boundaries  of the same,  we may be forced to pay fines or adjust  the manner in
--------------------------------------------------------------------------------
which we  operate  to remain in  compliance.  may have an  adverse  affect.  Our
--------------------------------------------
operations are regulated by numerous federal and state laws. Our practices are also subject to review in the ordinary course of business by the Federal Trade Commission. We intend to operate in material compliance with all applicable state and federal regulations. However, there can be no assurance that a failure to comply with applicable regulations will not cause us to be subject to fines or to be shut down completely. A substantial amount of merchandise in the retail jewelry industry is commonly sold at a discount to the "regular" or "original" price. The State of Washington, in which we operate, has regulations which require that the retailers offering merchandise at discounted prices must offer the merchandise at the regular or original prices for stated periods of time. We intend to operate in compliance with all such applicable laws. Failure to do so may result in the imposition of fines against us.

Because government regulation may force us to collect and remit taxes for online
--------------------------------------------------------------------------------
purchases,  we may have to modify our system which would be expensive and reduce
--------------------------------------------------------------------------------
potential  profitability and we may become less  competitive.  We do not collect
-------------------------------------------------------------
sales or other similar taxes in respect of goods sold through our website other than to customers residing in Washington. Nonetheless, one or more state or federal governments may seek to impose sales tax collection obligations on companies that engage in or facilitate online commerce, and a number of proposals have been made at the state and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, may substantially impair the growth of electronic commerce, and may adversely affect our opportunity to derive financial benefit from such activities and might require us to modify our system at considerable expense to us. A successful assertion by one or more states or the federal government that we should collect further sales or other taxes on the sales of products through our website may increase our expenses, decrease our competitiveness and decrease our profitability.


Competition may hinder our success. We intend to operate in a highly competitive
-----------------------------------
Internet retail jewelry market. Numerous other companies, including publicly and privately held internet websites, independent stores and small retail chains, department stores, catalog showrooms, direct mail suppliers and television home shopping networks, compete against us on both national and regional levels. Certain of our competitors are much larger than us and have greater financial resources. If we are unable to successfully compete in this market, we may be forced to cease operations and our investors may lose all of their investment.

Because our business is highly seasonal in nature,  any failure to capitalize on
--------------------------------------------------------------------------------
the high  seasons  may  reduce  our  profitability  and our  ability to fund our
--------------------------------------------------------------------------------
operations in coming years. We greatly depend on our "Christmas  selling season"
---------------------------
for our success. The success of our Christmas season depends on many factors beyond our control, including general economic conditions and industry competition. Sales during the Christmas selling season typically account for approximately 50% of net sales and almost all of annual earnings. If we do not have success during the Christmas season, it will have an adverse material effect on our annual sales, which effect could impair our ability to fund operations into the next calendar year and investors may lose some or all of their investment.

Supply and Price  Fluctuations  may impair our ability to supply products to our
--------------------------------------------------------------------------------
customers and may reduce our profit  margin on items sold.  The marketing arm of
----------------------------------------------------------
DeBeers Consolidated Mines, Ltd., the Central Selling Organization ("CSO"), possesses considerable influence over the world supply and price of diamonds, supplying approximately 80% of the world's demand for rough diamonds over the past several years. The continued availability of diamonds to our suppliers is materially dependent on the political and economic situation in South Africa. While several other countries also supply diamonds, we cannot predict with certainty the effect on the overall supply or price of diamonds in the event of an interruption of diamond supply from South Africa or CSO. If there is a supply interruption, we may not be able to fill orders that we receive for these products. We expect to be subject to other supply risks, including fluctuations in the prices of precious gems and metals. Presently, we do not engage in any activities to hedge against possible fluctuations in the prices of precious gems and metals. However, if fluctuations in these prices are unusually large or rapid and result in prolonged higher or lower prices, we cannot assure that the necessary retail price adjustments can be made quickly enough to prevent us from selling product below its actual cost to us which would result in losses or we may not reduce our prices fast enough to remain competitive in this market, thereby reducing our sales.


Risks Related to the Securities Markets
---------------------------------------


The market price of our Common Stock is likely to be highly volatile and subject
--------------------------------------------------------------------------------
to wide  fluctuations.  The  market  price for our Shares is likely to be highly
----------------------
volatile and subject to wide fluctuations in response to factors including the following, some of which are beyond our control, actual or anticipated variations in the quarterly operating results; announcements of technological innovations or new services by us or our competitors; changes in financial estimates by securities analysts; conditions or trends in the Internet or online commerce or jewelry industries; changes in the economic performance or market valuations of other Internet retail companies; announcements by us or competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments; additions or departures of key personnel; release of lock-up or other transfer restrictions on the outstanding Shares or sales of additional Shares; and potential litigation.


In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may adversely affect the market price of the Shares.


Our Common  Stock Will Be Subject to "Penny  Stock"  Rules  which may hinder the
--------------------------------------------------------------------------------
liquidity of our common stock.  Our securities will be subject to the low priced
------------------------------
security or so-called "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors. For any transaction involving a penny stock, unless exempt, the rule requires: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, which, in highlighted form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. The administration requirements imposed by these rules may reduce the liquidity of our common shares.

Because many or all of our stockholders may sell, the market price of our common
--------------------------------------------------------------------------------
stock may decline. The market price of our stock could decline  significantly if
------------------
our existing stockholders sell shares of our common stock in the market after the Registration Statement is effective. Upon the effectiveness of the
Registration Statement of which this prospectus is a part, our selling stockholders, including our officers, directors and principal shareholders, may sell all or part of the 11,387,000 shares being registered in this Registration Statement. Such sales also may make it more difficult for us to raise capital in the future at a time and at a price that we deem appropriate.

Because  there is No Active  Trading  Market  for our Common  Shares,  it may be
--------------------------------------------------------------------------------
difficult  to sell our common  stock and  sellers of our comon stock may receive
--------------------------------------------------------------------------------
fewer  proceeds than expected  therefrom.  There is currently no active  trading
-----------------------------------------
market for our common shares, and as such a market may not develop or be sustained. Therefore, it may be difficult to sell the shares or if sold, it may adversely affect the market price for such shares.


We may become the subject of a  securities  class action  lawsuit.  In the past,
------------------------------------------------------------------
following periods of volatility in the market price of their stock, many companies have been the subject of securities class action litigation. If we are sued in a securities class action, it may result in substantial costs and a diversion of our attention and resources and would cause the market price of the Shares to fall.

Shareholders may experience dilution of ownership. We are authorized to issue up
--------------------------------------------------
to 25,000,000 Common Shares. We have the authority to issue more of the Shares, and to determine the rights, preferences and privileges of such Shares, without the consent of any of the shareholders. Consequently, the shareholders may experience more dilution in their ownership in the future. Purchasers of Shares will experience immediate and substantial dilution in the net tangible book value per share of their investment in the Shares. See "Pro-Forma Capitalization", and "Dividend Policy".

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
--------------------------------------------------

Certain of the statements contained in this prospectus, including, without limitation, those described under the sections entitled "Risk Factors", "Use of Proceeds" and "Management Discussion and Analysis of Financial Condition and Results of Operations" constitute "forward looking statements". These statements can be identified by forward-looking words such as "believes", "estimates",

"could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will", "should", "goal", "plan", "intend", or other variations thereon or similar words are not historical facts but are statements of future expectations and other forward-looking statements that are based on our current views and assumptions and involve known and unknown risks that may differ materially from those expressed or implied in such statements. Actual results, performance or events may differ materially from those in such statements due to various factors beyond our control which include, without limitation:

     (a)  general economic conditions;
     (b)  performance of financial markets;
     (c)  changes in laws and regulations;
     (d)  changes in political environment;
     (e)  competition; and
     (f)  sabotage to the Internet.

USE OF PROCEEDS
---------------

The shares of common stock offered hereby are being registered hereby are being registered for the account of the selling stockholders identified in this prospectus. All net proceeds from the sale of the common stock will go to the respective selling stockholders who offer and sell their shares of common stock. We will not receive any part of the proceeds from such sales of common stock.

DETERMINATION OF OFFERING PRICE
-------------------------------

The offering price of the 11,387,500 common shares being offered by the shareholders has been determined arbitrarily and has no relationship to any established criteria of value, such as book value or earnings per share.
Additionally, because we have no significant operating history and have not generated significant revenues to date, the price of the common shares is not based on past earnings, nor is the price of the common shares indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business.

DILUTION
--------

Since all of the shares being registered are already issued and outstanding, no dilution will result from this offering.

DIVIDEND POLICY
---------------

Purchasers of the Shares will participate in dividends based upon the number of shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide that our Board of Directors may, from time to time, declare, and we may pay, dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our common stock. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

SELLING STOCKHOLDERS
--------------------

The following list of selling stockholders includes: (i) the number of shares of common stock currently beneficially owned by each selling stockholder; (ii) the number of shares being offered for resale by each stockholder; and (iii) the number and percentage of shares of common stock to be held by each selling stockholder after completion of this offering. The registration of the shares does not necessarily mean that the selling stockholders will sell all or any of their shares.

The selling stockholders' table consists of shareholders that received shares as a result of their employment with us and shareholders that purchased our common stock pursuant to a private offering, which satisfies the requirements of Rule 506 of Regulation D or Regulation S.

On or about June 17, 2001, pursuant to Regulation S, we issued 5,000,000 common shares to Cotton Brothers Investments, a Nevis corporation of which our past president and Chief Executive Officer, is the beneficial owner. These 5,000,000 shares were issued in exchange for services rendered to us by Ms. Pamela Starek. The stock was issued at the price of $0.001 per share for a total of $5,000.00, which is the value attributed to the services rendered by her to date. On or about December 15, 2001, we accepted the resignation of Ms. Starek from the position of President and Chief Executive Officer and entered into a stock purchase agreement whereby we purchased the 5,000,000 shares from Cotton Brothers for the sum of $5,000.00. On or about December 15, 2001, Mr. Raymond Demman was appointed to the position of President and CEO and we issued 10,000,000 common shares to Uplands Trading Inc., a Nevis Corporation, of which Mr. Demman is the beneficial owner at the price of $0.001 per common share as an inducement for Mr. Demman to participate as President, Chief Executive Officer and Chair. Between February 1, 2002 and March 31, 2002, pursuant to Regulation "S", we accepted subscription agreements from certain investors to purchase 1,387,500 of our common shares, at a purchase price of $0.02 per common share for total gross proceeds to us of $27,750.00.


As of October 30, 2002, there were 11,387,500 shares of our common stock outstanding.


                                                      Shares of Common       Shares of Common
                            Amount of Beneficial      Stock Being            Stock Beneficially
Name of Beneficial          Ownership Prior           Sold Pursuant to       Owned After This
Owner                       to This Offering(1)       This Prospectus(2)     Offering.
-----------------------     ---------------------     ------------------     ---------------------
                            NUMBER       PERCENT           NUMBER            NUMBER       PERCENT

Uplands Trading Inc.(3)     10,000,000    87.8%         10,000,000             0             0%
Elvira Cuzano                  400,000     3.5%            400,000             0             0%
Paolo Stinghi                  100,000     *               100,000             0             0%
Diana Fung                      25,000     *                25,000             0             0%
Duane C. Kilburn                25,000     *                25,000             0             0%
Holly Duncan                    25,000     *                25,000             0             0%
Henry Starek                    37,500     *                37,500             0             0%
Shiela Starek                   37,500     *                37,500             0             0%
Donald Currie                   37,500     *                37,500             0             0%

                                       13





Laura Agnew                     50,000     *                50,000             0             0%
Chris Kaufman                   37,500     *                37,500             0             0%
Pasquale Cusano                 62,500     *                62,500             0             0%
Carmelina Cusano                25,000     *                25,000             0             0%
Stuart McPherson                50,000     *                50,000             0             0%
Sharon E. Halpin                62,500     *                62,500             0             0%
Yasmina Taghaoussi              37,500     *                37,500             0             0%
Graham Dalgety                  50,000     *                50,000             0             0%
Terri Dumoulin                  37,500     *                37,500             0             0%
Eric Stoveman                   25,000     *                25,000             0             0%
Andrew P. Crookbain             25,000     *                25,000             0             0%
Carol McPherson                 50,000     *                50,000             0             0%
Wanda Bjornson                  25,000     *                25,000             0             0%
Hugh McPherson                  50,000     *                50,000             0             0%
Margaret Magnusson              25,000     *                25,000             0             0%
Maurizio Grande                 50,000     *                50,000             0             0%
Mariarosa Grande                37,500     *                37,500             0             0%

TOTAL                       11,387,500    100%          11,387,500
------------------------------------------------------------------

* - Less than 1%

(1) Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to securities.
(2) Assumes that all of the shares held by the selling stockholders and being offered under this prospectus are sold and that the selling stockholders acquire no additional shares of common stock before the completion of this offering. The actual number of shares of common stock offered hereby is subject to change and could be materially greater or lesser than the estimated amount indicated, depending upon a number of factors, including whether the number of shares of common stock outstanding have been adjusted to account for any stock dividend, stock split and similar transactions or adjustment.
(3)  Uplands Trading Inc. is 100% owned by Raymond Demman.


PLAN OF DISTRIBUTION
--------------------

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. We intend to apply to the National Association of Securities Dealers, Inc. (the "NASD") to have our shares listed on the over-the-counter bulletin board quotation service within one month of our registration statement becoming effective. To date, no actions have been taken to apply to the NASD to have our shares listed on the over-the-counter bulletin board quotation service. Our common stock is not currently listed on any national exchange or electronic quotation system. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

     - ordinary brokerage transactions in which the broker-dealer solicits purchasers;
     - block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
     - an exchange distribution in accordance with the rules of the applicable exchange;
     -    privately negotiated transactions;
     - broker-dealer may agree with the selling stockholders to sell a specified number of such shares at a per share price of $0.05;
     - until a market develops, if any sales are completed at a price different than our offering price indicated above, we will report each such sale on:
          o    a prospectus supplement, if within 20%; or
          o    a post-effective amendment, if more than 20%

     Once the market develops, we will file a post effective amendment to revise the cover page and plan of distribution to reflect current market prices.

     -    a combination of any such methods of sale; and
     -    any other method permitted pursuant to applicable law.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary to the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

We are required to pay all fees and expenses incident to the registration of the shares.

LEGAL PROCEEDINGS
-----------------

We are not aware of any material legal proceedings against us. We may however be involved, from time to time, in various legal proceedings and claims incident to the normal conduct of our business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
------------------------------------------------------------


The following table sets forth certain information regarding the executive officers and directors of Branson Jewelry (USA), Inc. as of October 30, 2002.


Name                  Age        Title                       Term of
----                -------     -------                     ---------

Raymond Demman         37       President, Chief             1 Year
                                Executive Officer,
                                Chair of the Board

Pamela Starek          35       Director, Secretary,         1 Year
                                Treasurer and Principle
                                Financial Officer

Steve Burwell          34       Director                     1 Year

Michael Sikich         35       Director                     1 Year


Raymond Demman
--------------

Mr. Demman brings marketing and business development experience to Branson. He is currently employed by the Hard Rock Hotel and Casino in Las Vegas Nevada as the Director of Casino Marketing. Mr. Demman has been employed by the Hard Rock since 1993. In his current position, Mr. Demman has gained a great deal of experience in marketing and promotional activities. Mr. Demman attended the University of Nevada in Las Vegas from 1984 to 1988, studying Business Administration and graduated from the California Coast University in 1991.

Pamela Starek
-------------


In 1994, Ms. Starek completed the Entrepreneurial Business Development program at the British Columbia Institute of Technology, Burnaby, BC. In 1984, Ms.
Starek completed the General Studies Certificate from Douglas College, New Westminster, BC and studied at the University of British Columbia from 1984 to 1986. From 1995 to 1998 Ms. Starek worked at Corporate Concepts Inc., a management company as Corporate Secretary and Executive managing public companies trading on the Canadian Venture Exchange. From 1997 to 1999 Ms. Starek was partner and owner in International Canadian Model Management Corp., an international talent company. Since January 2001, Ms. Starek has held the positions of President and Secretary of Delta Oil & Gas, Inc., a company that is fully reporting to the SEC.


Steve Burwell, B.Ed.
--------------------


Mr. Burwell brings several years of entrepreneurial experience to this project. In particular, for a period in 1996, Mr. Burwell was employed by Nordstrom in the Jewelry industry. Thereafter Mr. Burwell started several promotion and distribution companies which he sold in 1997. From 1997 to 2000, Mr. Burwell helped to start and run several home improvement companies, which were also sold in 2000. Mr. Burwell received a Bachelor's degree in Education from Seattle Pacific University in 1992. Since 2000, he has been enrolled as a full time student pursuing a Juris Doctorate degree at Seattle University, School of Law. Since January 2001, Mr. Burwell has held the positions of Secretary and Director of Delta Oil & Gas, Inc., a company that is fully reporting to the SEC.

Michael Sikich
--------------

Mr. Sikich brings vast experience to this project in the areas of marketing and sales. From 1992 to 1995, he was licensed with Town Group Realty, Vancouver, Canada with a focus on investment and syndication sales. From 1995 to 1996, Mr. Sikich was a licensed agent with Paramount Realty, North Vancouver, Canada, and was head of its Project Marketing Division. From 1996 to the present, he holds the position of President, Magnum Real Estate Corporation, which provides real estate based marketing and consulting services. From 1997 to the present, he has been a licensed agent with Sutton Centre Realty, Burnaby, BC, Canada and from 1998 to the present, he has held the position of Director of D'ovidio Sikich Project Marketing, a real estate marketing company focused on developments. Mr. Sikich received a Bachelor of Commerce degree from the University of British Columbia in 1992.


SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND MANAGEMENT
--------------------------------------------------------


The following table sets forth, as of October 30, 2002, certain information as to shares of our common stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding common stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group:


                            AMOUNT AND NATURE             PERCENT OF
                            OF BENEFICIAL SHARES          OUTSTANDING
         NAME               OWNED                         OWNERSHIP
----------------------      ------------------------      -------------

Raymond Demman(1)           10,000,000 common shares      87.8%
Pamela Starek               --------                       0.0%
Steve Burwell               --------                       0.0%
Michael Sikich              --------                       0.0%

----------------------
     (1) Raymond Demman, of Las Vegas, Nevada, our officer and director owns these 10,000,000 common shares through Uplands Trading Inc., a Nevis corporation, of which he is the beneficial owner.

DESCRIPTION OF SECURITIES
-------------------------

The following description of our authorized capital stock is subject to the detailed provisions of our Articles of Incorporation, copies of which are available upon request by contacting us at (310) 795-7384.

General
-------


The total amount of common shares authorized for issuance by our Articles of Incorporation is 25,000,000. As of October 30, 2002, there were 11,387,500 shares of common stock issued and outstanding and 26 stockholders of record. There has been no issuance of any warrants or options to date. There has been no issuance of any preferred stock, dividend, voting, conversion rights, liquidation rights and other rights of the preferred stock, if any, will be established by our Board of Directors upon issuance. Holders of our common stock are entitled to cast one vote for each share held at all shareholder meetings for all purposes, except that in the election of Directors, each holder of common stock shall have as many votes for each share held by him as there are directors to be elected and for whose election the shareholder has a right to vote. Currently, there are four members on our Board of Directors. There are no preemptive rights associated with the securities and no cumulative voting is authorized by our Articles of Incorporation or our By-Laws.


Dividend Rights
---------------

Purchasers of the Shares offered hereby will participate in dividends based upon the number of Shares held as of a dividend record date. See "Description of Capital Stock."

Our By-Laws provide, that the Board of Directors may, from time to time declare, and we may pay dividends on our outstanding shares in the manner and upon the terms and conditions provided by law. See "Risk Factors."

We have never declared or paid any cash dividends on our voting ordinary shares. Any future payment of dividends will be made at the discretion of our Board of Directors based upon conditions then existing, including earnings, financial condition and capital requirements as well as such economic and other conditions as our Board of Directors may deem relevant.

Redemption
----------

Subject to the provisions of The Nevada Revised Statutes, Chapter 78, we may:

(a) issue shares on terms that they are to be redeemed or are liable to be redeemed at our option on such terms and in such manner as our directors may, before the issue of such shares, determine;

(b) purchase our own shares (including any redeemable shares) on such terms and in such manner as our directors may determine and agree with the selling shareholder; and

(c) make a payment in respect of the redemption or purchase of our own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

Liquidation Rights
------------------

If we shall be wound up (whether the liquidation be voluntary, under the supervision of or by the Court, the liquidator may, with the required authority, divide among the shareholders in specie or kind the whole or any part of our assets, and whether or not the assets shall consist of property of one kind or properties of different kinds, and may for such purpose set such value as he deems fair upon one or more or classes of property, and may determine how such different classes of shareholders. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of shareholders as the liquidator with the like authority shall think fit, and our liquidation may be closed and dissolved.

Certain Provisions of the Articles of Incorporation
---------------------------------------------------

Our Articles of Incorporation provide that we may indemnify any and all of our directors, officers, employees or agents or former directors, officers, employees or agents or any person or persons who may have served at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which we own capital stock or of which we are a creditor, to the full extent permitted by law; and such indemnity shall include, but not be limited to, the expense, including the cost of any judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a director, officer, employee or agent as herein provided. The foregoing right of indemnity shall not be exclusive of any other rights to which any directors, officer, employee or agent may be entitled as a matter of law or which may be lawfully granted.


EXPERTS
-------

Morgan & Company, Chartered Accountants, have audited our financial statements included in this Prospectus. These financial statements are incorporated by reference in reliance on Morgan & Company's report, due to their authority as experts in accounting and auditing.

Neither Morgan & Company (auditors) nor Stepp Law Group (legal counsel) was employed on a contingent basis in connection with the registration or offering of our common stock.


LIMITATION OF LIABILITY AND INDEMNIFICATION
-------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of the Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any director or officer of the company for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS
-----------------------

History and Background
----------------------

BRANSON JEWELRY (USA), INC. was incorporated in January 2001 in the state of Nevada. We have purchased an existing electronic website (www.denmans.com) for
                                                           ---------------
the purpose of retailing jewelry and jewelry related products to the public in established markets under the URL - www.bransonsjewelry.com.
                                    -----------------------

On January 17, 2001, we filed our Articles of Incorporation with the Secretary of State of Nevada, in which, among other things, the Board of Directors was elected as follows: Pamela Starek. Our authorized capital consists of 25,000,000 Common Shares. On January 17, 2001, our Board of Directors appointed Pamela Starek to the offices of President, Treasurer, Secretary and Chair of the Board of Directors.

On April 1, 2001, we entered into a loan facility agreement with Cotton Brothers Investments, Inc., a Nevis corporation of which Pamela Starek is the beneficial owner, wherein we were given access to the sum of $100,000.00 to be drawn down upon and paid back at our discretion, with interest accruing on all unpaid amounts at the rate of 8% per annum.

On or about May 1, 2001, our Board of Directors authorized us to proceed with the purchase of the website from Denmans Jewelry (USA) Inc, which website was transformed into our functioning platform for the purposes of retailing jewelry and jewelry related products via the Internet under our URL www.bransonsjewelry.com. Said purchase and sale was completed on June 17, 2001.
-----------------------

On June 17, 2001, by way of resolution of our Board of Directors, we authorized the issuance of 5,000,000 common shares to Cotton Brothers Investments Inc., a Nevis corporation beneficially owned by Pamela Starek for services rendered in our organization and establishment in the amount of $5,000.00.

On or about September 1, 2001, Mr. Michael Sikich and Mr. Steve Burwell were appointed to our Board of Directors.

On December 15, 2001, by way of consent of our directors, we accepted the resignation of Ms. Starek from the position of President, Chief Executive Officer and Chair of the Board of Directors but remained as Principle Financial Officer and Director. In so doing, we entered into a share purchase agreement with Ms. Starek to purchase her 5,000,000 common shares, which were previously issued to Cotton Brothers Investments, Inc., for $5,000. On the same date, Mr. Raymond Demman was appointed to those positions and we authorized the issuance of 10,000,000 common shares at $0.001 per common share to Uplands Trading Inc., a Nevis corporation of which Mr. Demman is the beneficial owner as an inducement for his participation with us as President, Chief Executive Officer and Chair.

On February 1, 2002, our Board of Directors authorized us to proceed, on a best efforts basis, with an offering of up to 5,000,000 of our common shares through a Regulation S offering to non-US residents at a price of $0.02 per share in order to raise operating capital for us. Pursuant to said offering, we sold a total of 1,387,500 common shares to various individuals for total proceeds of $27,750.

We currently employ one person, namely Pamela Starek, who is responsible for all our business activities.

Business and Marketing Strategies
---------------------------------

We intend to establish ourselves as an on-line retailer of jewelry, watches and loose diamonds. Our mission is to combine the advantages of online commerce with a superior customer focus in order to be the authoritative source for jewelry and jewelry related products.

Our online store offers a broad selection, informative content, easy to use navigation and search capabilities, a high level of customer service, competitive pricing and personalized merchandising and recommendations. With the intention to make available up to 100,000 items, excluding loose diamonds and gemstones, we provide a selection of readily available products that is 20 to 50 times that of a typical, store-based, jewelry products retailer. The store is expected to be open 24 hours a day, seven days a week and offers its customers convenient and timely product fulfillment, including an overnight delivery option.

We implemented a broad array of expandable site management, search, customer interaction and distribution services systems that can be used to display products, process customer orders and payments. These services and systems use a combination of commercially available, licensed technologies, which have been customized and integrated to provide the platform for the online store. The Website was purchased from Denmans Jewelry (Canada), Inc., a Nevada corporation. The purchased Website underwent some modifications that included, among other things, changes to the name and contact information.and general updating. The Website is currently being hosted by a third party hosting service on a month-to-month basis. We believe that the software has the capacity to facilitate every aspect of our plans in respect of the store, including order taking, confirmation of orders, organize, place and manage orders with suppliers, manage shipment of products to customers, credit card processing, order fulfillment, distribution, data collection, accounting and the provision of information of users.

We have identified a number of jewelry manufacturers and wholesalers in the "Jewelry District", located in Los Angeles, California in order to access an extensive list of suppliers of jewelry and jewelry related products. Introductions to suppliers in this district were made by former Denmans Jewelry
(USA) Inc. management and employees. We intend to develop relationships with as many of these entities as possible such that we may access their respective inventories on a "Just-in-Time" inventory basis that is expected to allow us to maximize product offerings and the related efficiencies of the Internet. Although we do not expect to enter into any type of agreements with these suppliers, we have been able to get them to agree to supply us product on a piece by piece basis once the order has been placed through the Website by our customers. In this way, we do not need to carry inventory. We only need to display the inventory on the website. When a customer chooses a product from the website, we call on the supplier to send us the piece. Wholesale prices for each item are set by the supplier and we mark the item up accordingly before displaying it on the website. All shipping costs will between the supplier and us will be paid by us and all shipping from us to the customer is expected to be paid by the customer. We expect to maintain price discretion and inventory risk if the item is returned by the consumer. We will also be responsible for the collection of all accounts receivable from consumers.

Products and Services Offered
-----------------------------

By combining expertise in jewelry and jewelry related products and a commitment to excellent customer service with the benefits of Internet retailing, we deliver a unique shopping experience to consumers. Our initial focus is on authentic fine jewelry, watches, loose diamonds and gemstones. We anticipate being able to carry approximately 100,000 jewelry items on our website www.bransonsjewelry.com. We believe that jewelry is well suited for online
-----------------------
commerce given the increased commoditization of jewelry components, generally high average sales prices and, in light of our inventory-less business model, low average distribution and shipping costs. We intend to add several categories and features to the website which are anticipated to increase the "stickiness" of the website or the amount of time a consumers spends on the website. Luxury For Less (designer replicas), Expert Advice (facts and information about gold, diamonds, care, cleaning, how to buy a diamond, etc), Fashion Report (spotting trends and styles) inFOCUS (small info-boxes with facts about styles or jewelry) are all being designed to entice the consumer to stay longer or return for more information regarding specific items of jewelry.

We do not intend to carry inventory and, through potential agreements with suppliers hope to be able to source product purchased by consumers on an order-by-order basis. This 'just-in-time' supply formula enables us to realize considerable cost savings in our operations while at the same time offer efficiency of service. The formula eliminates the burden and costs associated with constant communication with suppliers while waiting for inventory. Expeditious deliveries direct from suppliers increases the profit per item which we can pass on to the consumer in the form of significantly lower prices. Streamlining the control over the product line while eliminating the need for inventory enables us to move more quickly and capture a larger portion of market share than brick-and-mortar establishments in the event of fast moving trends or styles.

Marketing and Promotion Strategy
--------------------------------

We intend to market our website to both women and men, focusing our marketing efforts according to specific product categories. The primary target market for the majority of our proposed products is women 35 - 49 because of their propensity for regular purchases of real jewelry, such as earrings, bracelets and necklaces as fashion and lifestyle accessories. The primary target market for engagement rings, watches and loose diamonds is men 25 to 54, segmented as follows: 25 - 35 for engagement rings, 35-49 for watches and 35-54 for loose diamonds.

On April 1, 2002 we entered into a Communications Consulting Agreement with Gravity Spin, Inc., of Ontario, Canada whereby Gravity Spin has agreed to provide us with consulting services on an ongoing basis to assist us in improving brand awareness on the Internet with a view to increasing sales.

ONLINE ADVERTISING. We intend to enter into several contracts that include, among other things, banner advertisement placement agreements with major Internet content and service providers, and specific sites with similar target markets. We intend to attempt to partner with other major online websites, Internet service providers and luxury and premium market-related websites to build the brand and increase the our Internet presence.

STRATEGIC ALLIANCES. We intend to pursue and develop strategic alliances with search engine portals, target-specific sites and shopping portals. The scope of these proposed relationships is broadly defined as providing us with a preferred position and cost benefits in a variety of areas such as marketing opportunities, content integration, presence in the commerce sections, potential revenue sharing plus any additional added value.

OPT-IN MARKETING. We intend to implement an opt-in email marketing program and intend to collect significant data about customers' buying preferences and habits in an effort to increase repeat purchases. We intend to maximize the value of this information by delivering meaningful information and special offers to customers via e-mail and other means. In addition, we intend to periodically publish a free online newsletter delivered by e-mail to subscribers in which will be highlighted important developments, special promotions, jewelry related information and special occasions for which purchases from the store would be appropriate.

SEARCH ENGINE REGISTRATION. We intend to embark on an in-house, widespread and thorough search engine registration program which is intended to ensure that consumers using search engines as a starting point for their shopping are directed to our website as often as possible.

Fulfillment Operations
----------------------

PURCHASES. Once an item has been selected, proposed customers are able to simply click to add products to their virtual shopping bags. Customers are able to add and remove products from their shopping bags as they browse, prior to making a final purchase. The "shopping bag" page displays each item that has been placed in the bag, including title, price and any applicable discount. To execute orders, customers may click on the "Buy" button and are prompted to select shipping and payment methods online or by e-mail, facsimile or telephone. Customers may also add products, which they may wish to purchase on future visits to their "jewelry box", a special section where items may be stored for customer review at a later date.

PAYMENT. In paying for orders, we intend to accept all major credit cards, bank transfers, personal checks or money orders. For convenience, we intend to enable customers to store credit card information on our secure server, thereby avoiding the need to re-enter this information when making future purchases. We also offer a variety of shipping options, including overnight delivery. We automatically confirm each order by e-mail within minutes after the order is placed and subsequently confirm shipment of each order by e-mail.

DISTRIBUTION and FULFILLMENT. All of our jewelry products are expected to be owned and held by outside vendors until such time as our customers make a purchase. The breadth of the inventory maintained by these vendors is expected to provide us with the ability to maintain high order fill rates. We intend to update the website daily with inventory information received from our proposed vendors, which is expected to enable customers to check the availability of products before ordering. We electronically transmit orders to the outside vendors on a daily basis. Products will then be paid for and sent or collected at a proposed fulfillment office and shipped direct from there. A customer's credit card may be charged once an order is shipped.

We intend to obtain our products from brand name suppliers, a diverse network of distributors, manufacturers, brokers and wholesalers. To date, we have secured the supply of jewelry displayed on the website from several major suppliers. All arrangements to be made with suppliers contemplate supply, distribution and fulfillment of the respective products. Our efforts are ongoing to establish a number of direct relationships with manufacturers, suppliers, brokers, distributors and wholesalers in all the product categories.

Industry Overview
-----------------

The growth in online commerce can, in part, be attributed to a number of advantages the Internet provides to online retailers. Online retailers can display a larger number of products at a lower cost than traditional store-based or catalog retailers. In addition, online retailers can rapidly adjust their selections, pricing and editorial content, providing significant merchandising flexibility. Online retailers also benefit from the minimal cost to publish on the Internet, the ability to reach a large group of customers from a central location, and the potential for low-cost customer interaction. Unlike traditional retail channels, online retailers do not have the cost of managing and maintaining a retail store infrastructure or the significant printing and mailing costs of catalogs. Online retailers can also easily obtain demographic and behavioral data about customers, increasing opportunities for direct marketing and personalized services.

Traditional  Jewelry  Products  Market.  The jewelry  products market includes a
---------------------------------------
broad selection of product categories, including rings, necklaces, pendants, bracelets, earrings, pins, watches, and loose gems and diamonds.

Traditional   Retail  Channels  for  Jewelry  Products.   We  believe  that  the
-------------------------------------------------------
traditional retailers for jewelry and jewelry related products in the United States today can be grouped as follows:

     1. High-end department stores and jewelry stores, which often strive to provide a high level of customer service and a knowledgeable sales staff, but typically offer a limited selection of mid-range to high-end products;

     2. National department stores, which tend to carry broad selections of low-end to mid-range products from brands that are complementary to the stores' other offerings, but typically offer limited product-specific customer service;

     3. Specialty and single brand stores, which are retail locations that carry a broad selection of specific product categories, but are limited to the geographic region in which the few physical stores are located; and

     4. Boutiques, which are small stores often located in malls that generally carry a selection of the latest trends in lower-priced, fashion products and accessories.

Competition
-----------

The online commerce market is new, rapidly evolving and intensely competitive. We expect to face stiff competition in every product category that the online store offers. Barriers to entry are minimal, and current and new competitors can launch new websites at a relatively low cost.

We potentially compete with a variety of competitors, including the following:

     1. Traditional retailers of jewelry, watches and loose diamonds which may compete with both an online and offline presence, including high-end department stores, jewelers, jewelry boutiques and national department stores;

     2. Manufacturers of jewelry products that decide to sell directly to end-customers, either through physical retail outlets or through an online store;

     3. Other online retailers of jewelry and jewelry related products, including online service providers that feature shopping services; and

     4. Catalog, direct mail and multi level marketing retailers of jewelry and jewelry related products.

                       Internet Jewelry Retail Competitors
                       -----------------------------------

There are three main competing Internet jewelry companies. One is Ashford.com, which launched in April 1998, out of Houston, Texas. Ashford was known initially for selling watches. Ashford is now primarily a luxury goods retailer selling, among other things, purses, scarves, sunglasses and perfumes. Although Ashford does sell jewelry and watches, it is not focusing on jewelry, which represents a large segment of the luxury goods market. Ashford is focusing on middle to high end "branded" products, carrying mostly designer products.

Bluenile.com,   in   Seattle,   Washington,   launched   in   January   1996  as
internetdiamonds.com. Bluenile.com began with a focus on loose diamonds and diamond jewelry and now has a full line of high-end, classic jewelry.

Mondera.com of New York also debuted in August 1999. Diamond jewelry is its core product; most merchandise is on the high end.

                          "Bricks & Clicks" Competitors
                          -----------------------------

Established brick-and-mortar jewelers that have begun selling directly over the Web, include Tiffany and the Zale Corporation. Tiffany is engaged in the design and marketing of fine jewelry, timepieces, sterling silver goods, china, crystal, stationary, writing instruments, fragrance and personal accessories. The Zale Corporation provides traditional, moderately priced jewelry, bridal merchandise, fashion jewelry and watches to a broad range of customers. Both companies' websites are merely extensions of their land-based businesses in which each is offering the same items at the same price in each respective store to avoid cannibalizing their land base businesses.

Other traditional brick-and mortar retailers include: Finlay Enterprises, Inc. which operates licensed fine jewelry departments in the United States and France through Finlay Fine Jewelry Corp. Whitehall Jewellers is a national specialty retailer of fine jewelry, operating under the names Whitehall Co. Jewellers and Lundstrom Jewelers. Reeds Jewelers, Inc. operates a chain of approximately 106 specialty retail jewelry stores primarily in enclosed malls located principally in the Southwest. None of these companies have applied an Internet model to their businesses.

Regulatory Background
---------------------

Our business practices are subject to review in the ordinary course of business by the Federal Trade Commission. We operate in material compliance with all applicable state and federal regulations. However, there can be no assurance that a failure to comply with applicable regulations will not have a material adverse effect on us. A substantial amount of merchandise in the retail jewelry industry is commonly sold at a discount to the "regular" or "original" price. The State of Washington, in which we intend to operate, has regulations which require that the retailers offering merchandise at discounted prices must offer the merchandise at the regular or original prices for stated periods of time. We intend to operate in compliance with all such applicable laws.

In addition, the FTC sets out guidelines in respect of various disclosures required of retailers selling jewelry, gemstones and jewelry related products. These disclosure requirements primarily deal with what representations may be mad verbally or in writing in respect of various aspects of the qualities of the specific piece of jewelry and/or its components, including, precious metal content, gemstone make-up and whether any enhancements have been made to a gemstone, to name just a few. We intend to strictly adhere to the FTC's guidelines in these regards.

As Internet use gains popularity, it is possible that a number of laws and regulations may be adopted with respect to the Internet. These laws may cover issues such as privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of online commerce may prompt calls for more stringent consumer protection legislation to limit the uses of personal user information gathered online and may require online services to establish privacy policies. The Federal Trade Commission has also initiated action on more than one occasion against online services regarding the manner in which personal information is collected from users and provided to third parties. We do not contemplate providing personal information regarding its customers to third parties. However, the adoption of additional consumer protection laws could create uncertainty in Internet usage and reduce the demand for our services.

We are uncertain how our business may be affected by the application of existing laws governing such issues as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of these laws were adopted prior to the advent of the Internet. As a result, those laws do not directly address or contemplate the unique issues of the Internet and related technologies. Changes in laws that are intended to address these issues could create uncertainty in the Internet market place. This uncertainty could reduce demand for our services or our costs of doing business may increase as a result of litigation costs or increased service delivery costs.

In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in that state or foreign country. We intend to qualify to do business in Los Angeles, California and British Columbia, Canada. Our failure to qualify in a jurisdiction where we are required to do so could subject us to taxes and/or penalties. It could also hamper our ability to enforce contracts in these jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to ours could have a material adverse effect on us, results of operations and its financial condition.

Disclosure
----------

We are a reporting company and therefore will be filing forms 10-QSB quarterly reports and forms 10-KSB annual reports with the SEC. The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and/or obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, we intend to be an electronic filer and as such, all items filed by us are available through an Internet site maintained by the SEC which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which site is available at http://www.sec.gov.

MANAGEMENT  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL  CONDITION  AND  RESULTS OF
--------------------------------------------------------------------------------
OPERATIONS
----------

Overview
--------

We have received a going concern opinion from our auditors because we have not generated any revenues and have not yet commenced selling items through our website. Our deficit as of March 31, 2002 is $56,412. The discussion below provides an overview of our operations, discusses our results of operations, our plan of operations and our liquidity and capital resources.

From the date of our incorporation on January 16, 2001 to the date of this registration statement, we have been a development stage company that had no revenues. Our operating activities during this period consisted primarily of conducting research, acquiring a functional website through which we could sell jewelry, converting the website to conform to our specifications, establishing merchant numbers to accept payments via credit cards and establishing relationships with suppliers.

Our website is currently being hosted and is operational. It may be found at www.bransonsjewelry.com. To date, no revenues have been realized from our
-----------------------
website.

Our financial statements are prepared in accordance with U.S. generally accepted accounting principles. We have expensed all development expenses related to the establishment of the company.

Our operating expenses are classified into six categories:

     -    Administrative services
     -    Website maintenance
     -    Interest and bank charges
     -    Transfer fees
     -    Professional fees
     -    Office and Sundry

Administrative services consists of $28,000 in fees paid to employees, directors and consultants either by way of money and or stock compensation from our inception to March 31, 2002.

Website maintenance refers to $7,694 in expenses to programmers for regular website maintenance and to the hosting of the site by a third party from our inception to March 31, 2002.

Interest and bank charges consist primarily of $8,205 in charges by our bank for processing transactions through our checking account and for interest paid to Cotton Brothers Investments on money borrowed from our inception to March 31, 2002.

Transfer fees relate primarily to the printing of stock certificates on our behalf, which amounted to $445 from our inception to March 31, 2002.

Professional fees consist primarily of our accounting, audit fees and legal fees which amounted to $5,145 from our inception to March 31, 2002.

Office and sundry refers primarily to our office supplies and expenses and the rental of our office space which amounted to $6,923 from our inception to March 31, 2002.

We cannot perform a period-to-period comparison of our historical operating results as this is our first year of operation. Our prospects must be considered highly speculative in light of the risks, expenses and difficulties frequently experienced by companies in early stages of development, particularly companies in rapidly evolving markets like ours.

Results of Operations
---------------------

We lost $56,412 since our incorporation. This loss is attributed to the costs incurred to set up our corporate structure, establish bank accounts, pay our consulting fees, to have the website maintained and hosted, and to establish office space for our operations.

We do not expect our administrative fees to increase next year but expect them to remain at the current level.

We do not expect our Website maintenance fees to increase substantially, if at all over the next year but expect them to remain at current levels.

We anticipate that our bank charges will increase as we conduct more transactions through our bank in carrying on our business. We estimate that our bank charges will be approximately $300. We also anticipate our interest charges to increase as the balance outstanding on the loan facility agreement continues to accrue on unpaid balances, from time to time.

We expect our transfer fees to increase in the next year as our transfer agent will deliver new certificates for the stock under the offering herein described. We anticipate our transfer fees to be approximately $1,000.

We anticipate that our professional fees will increase in the future for several reasons. Our audit fees will increase in the future because we anticipate becoming a reporting company and filing the requisite quarterly and annual reports with the Securities and Exchange Commission. We are also optimistic that our business activities will increase, which will require auditing procedures over a greater transaction base. In addition, legal fees payable are expected to increase next year as we incur expenses to prepare registration statements. We estimate that our professional fees will be approximately $25,000.

Due to the foregoing factors, our operating results are difficult to forecast. You should evaluate our prospects in light of the risk, expenses and difficulties commonly encountered by comparable development-stage companies in rapidly evolving and regulated markets. We cannot assure you that we will successfully address such risks and challenges. In addition, even though we have an operational website, we cannot assure you that our revenues will increase or that we will become profitable in the future.

Plan of Operations
------------------


During the next twelve months, we intend to continue to make changes to the website as we deem appropriate, to continue establishing relationships with suppliers and to commence marketing the website to the general public. We have successfully established merchant accounts with a provider of the same so that we can accept customers' credit cards when they attempt to make a purchase. We now intend to initiate our marketing program to drive customers to it. We currently have one full time employee and our Board of Directors working on these items, as well as managing our daily administrative functions.

The website,  www.bransonsjewelry.com,  is expected to generate  revenue through
              -----------------------
the purchase and sale of jewelry products offered. We have engaged a marketing firm to assist us in marketing our website on the Internet. The start date of the marketing program has been set at November 1, 2002. We expect to be in a good position to make sales through the Holiday Season.

We have entered into a loan facility agreement whereby we are permitted to borrow up to $100,000 at any give time on seven day's notice at an interest rate of 8%. The loan facility agreement does not stipulate any set times or dates for the repayment of principal or interest. The agreement stipulates that all principle and interest owing is due and payable on demand upon 30 days written notice from the lender. Currently, we owe $43,000 on this agreement. We expect that we will be able to successfully operate for the next twelve months based on our cash on hand, the balance available on the loan facility agreement and the commencement of revenues in the near future. We estimate that, at our current level of expenses, we will require approximately $55,000 to operate without revenues for the next twelve months. Since we have access to approximately $57,000 through the loan facility agreement and some cash on hand, we feel that we have sufficient funds to operate for, at least, the next twelve months, regardless of whether revenues commence during that period. However, we do expect revenues to commence within the next two to three months since our marketing program start date has been set at November 1, 2002, which is expected to drive customers to the website in time for the upcoming Holiday Season. We cannot predict with certainty what level of revenues we can expect nor when revenues might commence.


Liquidity and Capital Resources
-------------------------------

Since the date of our incorporation, we have raised $27,750 though private placements of our common shares. In addition, we have established a loan facility agreement that allows us to borrow up to $100,000 at an interest rate of 8% on all balances drawn down and remaining unpaid. The loan facility is a demand loan, payable on 30 days notice from the lender and it is unsecured. To date, we owe approximately $43,000 on this agreement.

Our operating activities have used cash resources of approximately $56,412 for the period from incorporation to March 31, 2002. Our negative operating cash flow resulted primarily from the net losses that we have incurred during the start-up period as funds were used to establish our business, to acquire the website and in the payment of administrative and consultant fees to Pamela Starek. We have also incurred professional fees to maintain our financial books and records, legal fees related to corporate securities compliance matters and audit fees.

As at March 31, 2002, we had cash and cash equivalents of $7,645. When combined with anticipated revenues and our ability to borrow an additional $57,000 pursuant to the terms of the loan facility agreement, we anticipate having sufficient funds to successfully operate for the next twelve months.

If cash generated from operations is insufficient to meet our long-term liquidity needs, we may need to raise additional funds or seek other financing arrangements. Additionally funding may not be available on favorable terms or at all.

Description of Property
-----------------------

We rent our operating facilities, on a month-to-month basis, located at 1122 6th Avenue North, Seattle, Washington, USA, 98109. These facilities are provided to us by one of our directors, Steve Burwell's residence at the rental rate of $250.00 per month. This facility functions as our main operating facility and is expected to be sufficient for our purposes for the foreseeable future.

Certain Relationships and Related Transactions
----------------------------------------------

We intend that any transactions between us and our officers, directors, principal stockholders, affiliates or advisors will be on terms no less favorable to us than those reasonably obtainable from third parties. To date, several related party transactions have taken place.

Firstly, we were originally capitalized by Cotton Brothers Investments, Inc., a Nevis company beneficially owned by Pamela Starek. On April 1, 2001, we entered into a loan facility agreement with Cotton Brothers Investments, Inc. whereby we have the ability to borrow, at our discretion, up to $100,000 at an interest rate of 8% per annum. This loan facility is unsecured and is payable on demand.

Secondly, we originally issued to Cotton Brothers Investments 5,000,000 common shares as compensation for services rendered to us by Pamela Starek in regards to our formation, the establishment of bank accounts and the identification of a suitable website for purchase by us, which services were valued at $5,000. On December 15, 2001, the date of Ms. Starek's resignation from the positions of President and Chief Executive Officer, we repurchased the 5,000,000 common shares from Cotton Brothers Investments for the sum of $5,000. Ms. Starek worked on our behalf for approximately two months prior to our incorporation in the planning of the business and approximately two months immediately following our incorporation to the date we commenced paying her a salary of $1,000 per month. For these four months of service to us, we valued Ms. Starek's compensation at $5,000 or $1,250 per month. We are confident that this transaction was at least as favorable to us as we would have negotiated with third a third party.

Lastly, Raymond Demman was appointed to the positions of Director, President and Chief Executive Officer and was issued 10,000,000 common shares of our stock at $0.001 per share as an inducement to join us in the positions he accepted at that time. This inducement was valued at $10,000 and the corresponding amount of stock was so issued. The negotiations between Mr. Demman and us took place approximately two months prior to the date of his appointments and was negotiated in good faith at arm's length prior to his appointments.

Executive Compensation
----------------------

The following table sets forth the salaries and directors' fees we expect to pay to our executives on an annual basis.

                                                 Directors'  Stock based  Stock based
 Person                Position         Salary      fees     Inducements  Compensation
 --------------  --------------------  --------  ----------  -----------  ------------
 Raymond Demman  President, Chief       $0.00      $0.00     $10,000(1)   $0.00
                 Executive Officer
                 And Chair
 Pamela Starek   Director, Secretary,   $17,000    $0.00     $0.00        $0.00(2)
                 Treasurer and
                 Director
 Steve Burwell   Director               $0.00      $0.00     $0.00        $0.00
 Michael Sikich  Director               $0.00      $0.00     $0.00        $0.00

We currently have four directors, Raymond Demman, Pamela Starek, Steve Burwell and Michael Sikich.

(1) Mr. Demman received 10,000,000 of our common shares as an inducement to act as our President, Chief Executive Officer and Chair.
(2) Ms. Starek receives an annual salary of $12,000. She received 5,000,000 of our common shares as stock based compensation for serviced rendered prior to our incorporation and up to when her salary commenced. Upon her resignation from the positions of President, Chief Executive Officer and Chair, these shares were purchased from her by us for $5,000.

We intend to do one, or a combination of the following, to compensate our employees, officers and directors so that they are retained and so that we can attract qualified personnel as we deem appropriate:

     - Develop a stock option plan and have our employees, officers and directors opt in to the plan at their choosing; and/or
     -    Issue shares to our employees, officers and directors.

We do not have an audit committee, nor do we have a compensation committee. We anticipate forming these committees at our next Board of Directors' meeting.

Additional Information
----------------------

We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement of Form SB-2 covering the common shares being sold in this offering. We have not included in this prospectus all of the information contained in the registrations statement, and you should refer to the registration statement and our exhibits for further information.

Any statement in this prospectus about any of our contracts or other documents is not necessarily complete. If the contract or document is filed as an exhibit to the registration statement, the contract or document is deemed to modify the description contained in this prospectus. You must review the exhibits themselves for a complete description of the contract or document.

You may review a copy of the registration statement, including exhibits and schedules filed with it, at the SEC's public reference facilities in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of such materials from the Public Reference Section of the SEC, at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the company, that file electronically with the SEC.

You may read and copy any reports, statements or other information that we file with the SEC at the addresses indicated above, and you may also access them electronically at the web site set forth above. These SEC filings are also available to the public from commercial document retrieval services.

Transfer Agent and Registrar
----------------------------

The registrar and transfer agent for our common shares is Pacific Stock Transfer. Its address is 500 E. Warm Springs, Suite 240, Las Vegas, Nevada, 89119 and its telephone number at this location is (702) 361-3033.

Representations
---------------
(begin boldface)
No finder, dealer, sales person or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of this prospectus.
(end boldface)

                           BRANSON JEWELRY (USA) INC.

                              FINANCIAL STATEMENTS

                                 MARCH 31, 2002


                                      INDEX

                                                                         Page
                                                                         ----
Independent Auditor's Report                                              F-1
Balance Sheet                                                             F-2
Statement of Operations and Deficit                                       F-3
Statement of Cash Flows                                                   F-4
Statement of Stockholder's Equity                                         F-5
Notes to Financial Statements                                             F-6

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)


FINANCIAL STATEMENTS


                             MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)

                                                            M O R G A N
                                                          &
                                                            C O M P A N Y
                                                            CHARTERED ACCOUNTANT

AUDITORS' REPORT
----------------




To the Directors
Branson Jewelry (USA) Inc.
(A development stage company)


We have audited the balance sheets of Branson Jewelry (USA) Inc. (a development stage company) as at March 31, 2002 and 2001, and the statements of operations and deficit accumulated during the development stage, cash flows, and stockholders' equity for the year ended March 31, 2002, for the period ending March 31, 2001, and for the period from date of inception, January 16, 2001, to March 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at March 31, 2002 and 2001, and the results of its operations and cash flows for the year ended March 31, 2002, for the period ending March 31, 2001, and for the period from date of inception, January 16, 2001, to March 31, 2002 in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 1(c). These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Vancouver, B.C.                                            /s/ Morgan & Company

May 28, 2002                                               Chartered Accountants


Tel: (604) 687-5841           MEMBER OF            P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075             [LOGO]      Suite 1488 - 700 West Georgia Street
www.morgan-cas.com               ACPA                   Vancouver, B.C.  V7Y 1A1
                            INTERNATIONAL

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

BALANCE SHEETS
                            (Stated in U.S. Dollars)

------------------------------------------------------------------------------------------------------------
                                                                                          MARCH 31
                                                                                   2002              2001
------------------------------------------------------------------------------------------------------------

                                  ASSETS
                                  Current
                                     Cash                                 $         7,645   $           -

                          Capital Assets (Note 3)                                   9,900               -

                         Intangible Asset (Note 4)                                    100               -
                                                                          ----------------------------------

                                                                          $        17,645   $           -
============================================================================================================

                                LIABILITIES
                                  Current
                             Accounts payable                             $         5,057   $         1,000
                           Loan payable (Note 6)                                   43,000               -
                                                                          ----------------------------------
                                                                                   48,057             1,000
                                                                          ----------------------------------

                         SHARE CAPITAL AND DEFICIT

                               Share Capital
                                  Authorized
           25,000,000 common shares, par value $0.001 per share

                          Issued and outstanding
    11,387,500 common shares at March 31, 2002 and 0 at March 31, 2001
                                                                                   11,387               -

                    Additional paid-in capital                                     26,363               -

                  Deduct: Share subscriptions receivable
      587,500 common shares at March 31, 2002 and 0 at March 31, 2001
                                                                                  (11,750)              -

             Deficit Accumulated During The Development Stage                     (56,412)           (1,000)
                                                                          ----------------------------------
                                                                                  (30,412)           (1,000)
                                                                          ----------------------------------

                                                                          $        17,645   $           -
============================================================================================================

Approved by the Directors:

/s/ Raymond Demman                           /s/ Steve Burwell
----------------------------------           ----------------------------------
/s/ Pamela Starek                            /s/ Michael Sikich
----------------------------------           ----------------------------------

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

STATEMENTS OF OPERATIONS AND DEFICIT
                            (Stated in U.S. Dollars)


---------------------------------------------------------------------------------------------------
                                                                    PERIOD FROM        PERIOD FROM
                                                                     INCEPTION          INCEPTION
                                                     YEAR           JANUARY 16         JANUARY 16
                                                    ENDED             2001 TO            2001 TO
                                                   MARCH 31          MARCH 31           MARCH 31
                                                     2002              2001               2002
---------------------------------------------------------------------------------------------------

                         Expenses
     Administrative services                   $        27,000   $      1,000       $      28,000
     Website maintenance                                 7,694           -                  7,694
     Interest and bank charges                           8,205           -                  8,205
     Transfer fees                                         445           -                    445
     Professional fees                                   5,145           -                  5,145
     Office and sundry                                   6,923           -                  6,923
                                               ----------------------------------------------------

                  Net Loss For The Period              (55,412)        (1,000)            (56,412)

               Deficit, Beginning Of Period             (1,000)          -                   -
                                               ----------------------------------------------------

                  Deficit, End Of Period       $       (56,412)  $     (1,000)      $     (56,412)
===================================================================================================


      Net Loss Per Share, Basic and diluted    $         (0.02)  $       -
================================================================================


Weighted Average Number Of Common Shares
 Outstanding                                         2,915,404           -
================================================================================

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

STATEMENTS OF CASH FLOWS
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------------------
                                                                        PERIOD FROM        PERIOD FROM
                                                                         INCEPTION          INCEPTION
                                                          YEAR           JANUARY 16        JANUARY 16
                                                          ENDED           2001 TO            2001 TO
                                                        MARCH 31          MARCH 31          MARCH 31
                                                          2002              2001              2002
----------------------------------------------------------------------------------------------------------

             Cash Flows From Operating Activities
     Net loss for the period                         $     (55,412)   $    (1,000)      $     (56,412)

Adjustments To Reconcile Net Loss To Net Cash
  Used By Operating Activities
     Stock issued for other than cash                       10,000           -                 10,000
     Accounts payable                                        4,057          1,000               5,057
                                                     -----------------------------------------------------
                                                           (41,355)          -                (41,355)
                                                     -----------------------------------------------------

             Cash Flows From Financing Activities
                            Loan payable                    43,000           -                 43,000
                  Issue of common shares for cash           27,750           -                 27,750
                   Share subscriptions receivable          (11,750)          -                (11,750)
                                                     -----------------------------------------------------
                                                            59,000           -                 59,000
                                                     -----------------------------------------------------

             Cash Flows From Investing Activities
                   Purchase of computer equipment           (9,900)          -                 (9,900)
                    Purchase of intangible asset              (100)          -                   (100)
                                                     -----------------------------------------------------
                                                           (10,000)          -                (10,000)
                                                     -----------------------------------------------------

                       Increase In Cash                      7,645           -                  7,645

                   Cash, Beginning Of Period                 -               -                   -
                                                     -----------------------------------------------------

                      Cash, End Of Period            $       7,645    $      -          $       7,645
==========================================================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES:


On December 15, 2001, the Company issued 10,000,000 common shares, as an inducement fee, having a fair value of $10,000.

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

STATEMENT OF STOCKHOLDERS' EQUITY

                                 MARCH 31, 2002
                            (Stated in U.S. Dollars)


                                     NUMBER                        ADDITIONAL            SHARE
                                       OF                            PAID-IN         SUBSCRIPTIONS
                                     SHARES          AMOUNT          CAPITAL          RECEIVABLE          DEFICIT          TOTAL
                                 ---------------------------------------------------------------------------------------------------

Net loss for the period                 -         $       -      $       -        $       -            $      (1,000)  $     (1,000)
                                 ---------------------------------------------------------------------------------------------------

Balance, March 31, 2001                 -                 -              -                -                   (1,000)        (1,000)

Shares issued for services
  (July 17, 2001)                    5,000,000           5,000           -                -                     -             5,000
Repurchase of issued shares
  (December 15, 2001)               (5,000,000)         (5,000)          -                -                     -            (5,000)


Shares issued for
  inducement fee (December
  15, 2001)                         10,000,000          10,000           -                -                     -            10,000

Shares issued for cash
  (March 28, 2002)                   1,387,500           1,387         26,363          (11,750)                 -            16,000
Net loss for the year                   -                 -              -                -                  (55,412)       (55,412)
                                 ---------------------------------------------------------------------------------------------------

Balance, March 31, 2002             11,387,500    $     11,387   $     26,363     $    (11,750)        $     (56,412)  $    (30,412)
                                 ===================================================================================================

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS
-------------------------

     a)   Organization

          The Company was incorporated in the state of Nevada, U.S.A., on January 17, 2001.

     b)   Development Stage Activities

          The Company intends to sell jewelry over the internet. Our website is being updated and we are negotiating with a third party to increase the traffic visiting our website. We are also arranging for the establishment of credit card facilities enabling customers to pay on-line for jewelry purchases. As at March 31, 2002, we have not commenced operations.

     c)   Going Concern

          The Company will need additional working capital to be successful in its planned activity and to service its current debt for the coming year and, therefore, continuation of the Company as a going concern is dependent upon obtaining the additional working capital necessary to accomplish its objective. Management has developed a strategy, which it believes will accomplish this objective, and is presently engaged in seeking various sources of additional working capital including equity funding through private placements and long term debt financing. For shorter term cash flow requirements, the Company intends to draw down the balance of its available loan facility. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES
------------------------------------

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)
------------------------------------------------

     a)   Development Stage Company

          The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     b)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

     c)   Capital Assets

          Capital assets comprise computer equipment which is recorded at cost, and will be depreciated over the estimated useful life of three years.

     d)   Intangible Asset

          Intangible asset, which consists of the right to use the domain name "www.denmans.com", is recorded at cost, and will be amortized over the estimated useful life of three years.

     e)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)
------------------------------------------------

     f)   Stock Based Compensation

          The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded.

     g)   Financial Instruments

          The Company's financial instruments consist of cash, accounts payable and loan payable.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     h)   Net Loss Per Share

          The loss per share is calculated using the weighted average number of common shares outstanding during the year. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at March 31, 2002, the Company has no potentially issuable capital stock.

     i)   Revenue Recognition

          The Company will conduct all its sales transactions over the internet. Revenue from online sales will be recognized after delivery of goods and the collection of cash. Cash collections in advance of delivery will be recorded as deferred revenue and recognized as revenue at the time of delivery. Amounts billed to customers for shipping and handling fees will be recognized as revenue upon collection of cash. Costs related to shipping and handling are included in cost of sales.

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



3.   CAPITAL ASSETS
-------------------

                                                 Accumulated       Net Book
                                    Cost         Depreciation        Value
                                -----------------------------------------------

     Computer equipment         $      9,900   $       -         $      9,900
                                ===============================================

          As at March 31, 2002, the Company had not commenced operations, accordingly, no depreciation has been recorded.


4.   INTANGIBLE ASSET
---------------------

     By an agreement dated May 1, 2001, the Company acquired the right to the domain name "www.denmans.com" for $100.


5.   LOAN PAYABLE
-----------------

     On April 1, 2001, the Company entered into an unsecured loan facility agreement to a maximum of $100,000 with a company controlled by a director. The amount drawn down under the loan facility bears interest at 8% per annum and is repayable 30 days after a demand for repayment is received from the lender. As at March 31, 2002, $43,000 has been advanced to the Company. The remaining funds may be drawn as required. The loan facility is available for an unspecified term.

     As at March 31, 2002, the Company is in compliance with all terms and covenants of the agreement.


6.   SHARE CAPITAL
------------------

     On July 17, 2001, the Company issued 5,000,000 common shares to a director of the Company for services having a fair value of $5,000. On December 15, 2001, the Company repurchased the shares issued to a director on July 17, 2001 for proceeds of $5,000. On December 15, 2001, the Company issued 10,000,000 common shares to a non-related person as an inducement to join the Company. The shares were issued at a fair value of $10,000.

                           BRANSON JEWELRY (USA) INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

MARCH 31, 2002 AND 2001
                            (Stated in U.S. Dollars)



7.   RELATED PARTY TRANSACTIONS
-------------------------------

     During the year ended March 31, 2002, the Company paid $12,000 in cash (2001 - $1,000) and issued 5,000,000 common shares, having a fair value of $5,000, to officers and directors for administrative services.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

               ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS
               --------------------------------------------------

Our Articles of Incorporation provide that none of our officers or directors shall be personally liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve violation of criminal law or the payment of distributions in violation of Section 78.300 of The Nevada Revised Statutes. Any repeal or modification of our Articles of Incorporation shall be prospective only as to this indemnification and shall not adversely affect any limitation on personal liability of any of our directors or officers for acts or omissions prior to such repeal or modification.

Our Bylaws state that we shall, to the maximum extent permitted by Nevada law, have the power to indemnify each of our agents (which includes directors, officers, employees and agents) against expenses and shall have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by Nevada General Corporation law.


              ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
              ----------------------------------------------------

The following table sets forth the various expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than sales commissions. All amounts shown are estimates except for amounts of filing and listing fees.

SEC Filing Fee                                           $    209.53
Printing Engraving Expenses                              $  1,000.00
Legal Fees and Expenses                                  $  5,000.00
Accounting and Audit Fees                                $  6,000,00
Total                                                    $ 12,209.53


                ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
                ------------------------------------------------

     (a)  Securities issued and sold:


1. On June 17, 2001, we issued 5,000,000 common shares, having $0.001 par value per share, to Cotton Brothers Investments, Inc., at an offering price of $0.001 per share. This issuance constituted a negotiated payment for services rendered by the President, Pamela Starek, to us prior to this issuance, which, following some negotiation, we valued at $5,000.00 or $1,250 per month for four months. With respect to the value of the securities, we determined that the par value of $0.001 was the fair market value of the shares since the Company's securities had no value in excess of par value at this time. Ms. Starek was our President and a Director at all time prior to this issuance and she was a resident of Canada. This issuance was made outside of the United States and no direct selling efforts were made in the United States. This offering was made pursuant to Regulations S of the Securities Act of 1933, as amended.


2. On December 15, 2001, we repurchased the 5,000,000 common shares from Cotton Brothers Investments, Inc. for $5,000.00 in conjunction with her resignation from the position of president.


3. On December 15, 2001, in conjunction with the appointment of Raymond Demman to the positions of Director, President and Chief Executive Officer, we issued 10,000,000 common shares, having $0.001 par value per share, to Uplands Trading, Inc., of which Raymond Demman is the beneficial owner, at $0.001 per common share as an inducement for him to accept those positions, which issuance was done pursuant to Regulation D, Rule 506 of the Securities Act of 1933, as amended, as Mr. Demman is a resident of the United States and was made, among other things, a Director, prior to the issuance. The inducement value of $10,000 and the corresponding share price of $0.001 were negotiated at arm's length prior to his appointment which resulted in the issuance of 10,000,000 shares. At the time the negotiations were undertaken, we determined that the actual value of the shares did not exceed $0.001 per share and that the $10,000 inducement was reasonable to secure Mr. Demman's involvement.

4. On March 31, 2002, we accepted and executed subscription agreements that sold the following shares, having $0.001 par value per share, to the following persons, at an offering price of $0.02 per share for gross offering proceeds of $27,750, pursuant to Regulation S of the Securities Act of 1933, as amended. None of the purchasers of shares were residents of the United States and each purchaser was, either accredited or we reasonably believed had such knowledge and experience in financial and business matters that each was capable of evaluating the merits and risks of their investment. Each of theses sales of securities were made outside of the United States and no directed selling efforts were made in the United States. All investors were personally known by one or more of the Directors.


Name                           Residency                Shares     Proceeds
-----------------------------------------------------------------------------
Paolo Stinghi           Florence, Italy                100,000     $  2,000
Elvira Cuzano           Florence, Italy                400,000     $  8,000
Diana Fung              Vancouver, B.C., Canada         25,000     $    500
Duane C. Kilburn        Vancouver, B.C., Canada         25,000     $    500
Holly Duncan            Vancouver, B.C., Canada         25,000     $    500
Henry Starek            Vancouver, B.C., Canada         37,500     $    750
Shiela Starek           Vancouver, B.C., Canada         37,500     $    750
Donald Currie           Vancouver, B.C., Canada         37,500     $    750
Laura Agnew             W. Vancouver, B.C., Canada      50,000     $  1,000
Chris Kaufman           Surrey, B.C., Canada            37,500     $    750
Pasquale Cusano         Vancouver, B.C., Canada         62,500     $  1,250
Carmelina Cusano        Vancouver, B.C., Canada         25,000     $    500
Stuart McPherson        Vancouver, B.C., Canada         50,000     $  1,000
Sharon E. Halpin        Coquitlam, B.C., Canada         62,500     $  1,250
Yasmina Taghaoussi      Vancouver, B.C., Canada         37,500     $    750
Graham Dalgety          Vancouver, B.C., Canada         50,000     $  1,000
Terri Dumoulin          Vancouver, B.C., Canada         37,500     $    750
Eric Stevenson          Vancouver, B.C., Canada         25,000     $    500
Andrew P. Crookbain     W. Vancouver, B.C., Canada      25,000     $    500
Carol McPherson         Delta, B.C., Canada             50,000     $  1,000
Wanda Bjornson          Vancouver, B.C., Canada         25,000     $    500

Hugh McPherson          Delta, B.C., Canada             50,000     $  1,000
Margaret Magnusson      Delta, B.C., Canada             25,000     $    500
Maurizio Grande         Vancouver, British Columbia     50,000     $  1,000
Mariarosa Grande        Vancouver, British Columbia     37,500     $    750


TOTAL                                                1,387,500     $ 27,750


     (b)  Underwriters and Other Purchasers. Not Applicable

     (c)  Consideration See (a) Above

     (d)  Exemption from Registration Claimed.


                                ITEM 27. EXHIBITS
                                -----------------

A.   EXHIBITS
-------------

The following exhibits are attached hereto:

Exhibit
Number             Title
--------------------------------------------------------------------------------


3.1    Articles of Incorporation of Branson Jewelry (USA), Inc.
3.2    Bylaws of Branson Jewelry (USA), Inc.
4.1    Specimen of ordinary share certificate
5.1 Opinion of Stepp Law Group as to the validity of the securities offered herby
10.1 Material Contract - Loan Facility Agreement - Cotton Brothers Investments, Inc.
10.2   Material Contract - Asset Purchase Agreement - denmans Jewelry (Canada),
       Inc.
10.3   Material Contract - Communications Consulting Agreement - Gravity Spin,
       Inc.
10.4 Material contract - Stock Purchase Agreement - Cotton Brothers Investments, Inc.
10.5 Material Contract - Website Hosting Agreement - Webscape Internet Management, Ltd.
23.1   Consent of Morgan & Company, Chartered Accountants
24.1 Power of Attorney (Contained on the signature pages of this Registration Statement)



B.   FINANCIAL STATEMENT SCHEDULES
----------------------------------

All schedules are omitted because they are not applicable or the required information is shown in out consolidated financial statements and related notes attached to this prospectus.

                              ITEM 28. UNDERTAKINGS
                              ---------------------

The undersigned small business issuer hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
       (i)    To include any Prospectus required by section 10(a)(3) of the Act;
       (ii) To reflect in this Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to suit information in the registration statement.
(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) For determining any liability under the Act, treat the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h), under the Act as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.
(5) For determining any liability under the Act, treat each post-effective amendment that contains a form of Prospectus as a new registration statement at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY
-----------------

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raymond Demman his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign and all amendments (including post-effective amendments) of and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the


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





premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


SIGNATURES
----------


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of October, 2002.


SIGNATURE                                   TITLE


/s/  Raymond Demman                         President, Chief Executive Officer
-------------------------------             and Director


/s/  Steve Burwell                          Director
-------------------------------

/s/ Michael Sikich                          Director
-------------------------------


/s/ Pamela Starek                           Principal Financial Officer,
-------------------------------             Principal Accounting Officer and
                                            Director


SIGNATURES


In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada on October 30, 2002.


BRANSON JEWELRY (USA), INC.


/s/  Raymond Demman                         President, Chief Executive Officer
-------------------------------             and Director


/s/  Steve Burwell                          Director
-------------------------------

/s/ Michael Sikich                          Director
-------------------------------


/s/ Pamela Starek                           Principal Financial Officer,
-------------------------------             Principal Accounting Officer and
                                            Director






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